As filed with the Securities and Exchange Commission on June 8, 2010.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

_______________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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IGI LABORATORIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	01-0355758
(State or Other Jurisdiction of Incorporation or Operation)	(I.R.S. Employer Identification Number)

105 Lincoln Avenue

Buena, New Jersey 08310

(Address of Principal Executive Offices, including Zip Code)

_____________________________________________

2009 Equity Incentive Plan

(Full Title of the Plan)

_____________________________________________

IGI Laboratories, Inc.

Philip Forte

105 Lincoln Avenue

Buena, New Jersey 08310

(Name, Address And Telephone Number, Including Area Code, of Agent For Service)

_____________________________________________

Copies of communications to:

Brian Katz, Esq.

Pepper Hamilton LLP

3000 Two Logan Square

Eighteenth and Arch Streets

Philadelphia, PA 19103-2799

(215) 981-4000

_____________________________________________

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☑
(do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of shares to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock ($0.01 par value)	2,000,000	$0.99 (2)	$1,980,000	$141.17

(1)

Pursuant to Rule 416(b) under the Securities Act of 1933, there shall also be deemed covered hereby such additional shares as may result from anti-dilution adjustments which may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

(2)

Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(h)(1) and (c) under the Securities Act of 1933. The price and fee were computed based upon $0.99 per share, the average of the high and low prices for the common stock reported on the NYSE Amex on June 4, 2010.

Explanatory Note

Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed to register 2,000,000 additional shares of IGI Laboratories, Inc.’s (the “Registrant’s”) common stock, par value $0.01 per share (the “Common Stock”), for issuance under the Registrant’s 2009 Equity Incentive Plan (the “2009 Equity Incentive Plan”). The contents of the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on July 29, 2009 (Registration No. 333-160865) with respect to an aggregate of 2,000,000 shares of Common Stock issuable pursuant to the 2009 Equity Incentive Plan is hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

4.1	IGI Laboratories, Inc. 2009 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 24, 2010).

5.1*	Opinion of Pepper Hamilton LLP as to the validity of the securities being registered.

23.1*	Consent of Amper, Politziner & Mattia, LLP

23.2*	Consent of Pepper Hamilton LLP (included in Exhibit 5.1 hereto).

24.1	Powers of Attorney (included on the signature page hereto).

________________
* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Buena, State of New Jersey, on May 19, 2010.

IGI Laboratories, Inc.

By:	/s/ Charles Moore
Charles Moore President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Charles Moore and Philip S. Forte his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorney-in-fact and agent or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the date indicated below:

Signature	Title	Date

/s/ Charles Moore	President, Chief Executive Officer and Director	May 19, 2010
Charles Moore	(Principal Executive Officer)

/s/ Philip S. Forte	Chief Financial Officer	May 19, 2010
Philip S. Forte	(Principal Financial and Accounting Officer)

/s/ Joyce Erony	Director	May 19, 2010
Joyce Erony

/s/ Jane E. Hager	Director	May 19, 2010
Jane E. Hager

/s/ James C. Gale	Director	May 19, 2010
James C. Gale

/s/ Michael Hemric	Director	May 19, 2010
Michael Hemric

/s/ Narendra N. Borkar	Director	May 19, 2010
Narendra N. Borkar

EXHIBIT INDEX

Exhibits

4.1	IGI Laboratories, Inc. 2009 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 24, 2010).

5.1*	Opinion of Pepper Hamilton LLP as to the validity of the securities being registered.

23.1*	Consent of Amper, Politziner & Mattia, LLP

23.2*	Consent of Pepper Hamilton LLP (included in Exhibit 5.1 hereto).

24.1	Powers of Attorney (included on the signature page hereto).

________________
* Filed herewith.